Exhibit 99.1

CENCORA TO ACQUIRE AMERICAN ONCOLOGY NETWORK TO STRENGTHEN SUPPORT OF COMMUNITY ONCOLOGY

Builds on Cencora’s MSO platform by adding complementary capabilities and expanding presence across twelve additional states

CONSHOHOCKEN, PA & FORT MYERS, Fla., October 21, 2026 — Cencora, Inc. (NYSE: COR) today announced it has signed a definitive agreement to acquire American Oncology Network, Inc. (“AON”) (OTCQX: AONC), a physician-led network of more than 350 oncology providers across 21 states.

“The acquisition of AON will expand our physician-led oncology MSO and support of care in communities across the country,” said Robert P. Mauch, President and Chief Executive Officer of Cencora. “AON serves as a trusted partner to oncology practices with a differentiated solution set designed to meet their comprehensive needs. With the addition of AON to our leading MSO network, we will enhance our capabilities for independent practices, strengthening patient access to high-quality, cost-effective care, while fortifying our growth platform to drive long-term value for our stakeholders.”

AON has built a physician-led model that is reshaping how community oncology is delivered, and Cencora shares AON’s commitment to community-based, patient-centered cancer care. The transaction is expected to support AON with the resources to expand the integrated services patients rely on, enhance technology and practice support capabilities, and continue welcoming new practices and physicians to enable high-quality patient care. Clinical decisions will continue to rest with AON’s physicians.

“Our physicians, clinicians and care teams, and the patients they serve, have always been at the heart of AON, and this agreement is about giving them more support, more resources and more time for patient care,” said Todd Schonherz, Chief Executive Officer of American Oncology Network. “This is the next chapter of the same mission: high-quality, accessible cancer care delivered close to home, led by physicians who know their patients best. As an investor in AON since 2020 and a leader in oncology, Cencora understands that mission and will partner with us to accelerate that goal.”

“For patients facing a cancer diagnosis, ensuring dependable access to advanced and innovative therapy is crucial to their survival,” said Stephen “Fred” Divers, M.D., Chief Medical Officer of American Oncology Network. “This partnership will bolster AON’s mission of sustainably delivering the highest quality care to patients in their own communities.”

Transaction Overview

Cencora currently holds approximately 4% of the equity interests in AON and, under the terms of the transaction, has agreed to acquire all of the equity interests that it does not currently own. The transaction values AON at an enterprise value of $2.4 billion, consisting of $2.3 billion at closing and contingent value rights (“CVRs”) of up to $100 million (with the CVRs payable by Cencora upon the satisfaction of certain conditions).

As it relates to Cencora’s cash outlay at the time of closing, certain AON stockholders may participate in an equity rollover representing up to 25% of AON. Assuming these stockholders retain 25% of AON through the equity rollover, Cencora expects to pay approximately $1.7 billion to increase its ownership in AON to 75%.

Cencora expects the acquisition to be accretive to Cencora’s adjusted diluted EPS in the second year post-closing.

The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory clearances and AON stockholder approvals. The agreement has been approved by AON’s Board of Directors, acting on the unanimous recommendation of AON’s special committee of independent and disinterested directors.

Cencora Advisors

Citi is serving as lead financial advisor to Cencora, and J.P. Morgan Securities LLC is also serving as a financial advisor to Cencora. Holland & Knight LLP and Sidley Austin LLP are serving as legal advisors to Cencora.

AON Advisors

Moelis & Company LLC is serving as exclusive financial advisor to the Special Committee of the Board of Directors of AON. McDermott Will & Schulte LLP is serving as legal counsel to AON, and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to the special committee. Longacre Square Partners is serving as strategic communications advisor to AON.

Cencora’s Fiscal Year 2026 Expectations

Cencora does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available or cannot be reasonably estimated.

Cencora’s Fiscal Year 2026 Expectations on an Adjusted (non-GAAP) Basis

Cencora has updated its fiscal year 2026 financial guidance to reflect the strength of the U.S. Healthcare Solutions reportable segment. Cencora now expects adjusted diluted earnings per share (EPS) to be at least $17.90, which is at the high end of the previous range of $17.75 to $17.95.

Cencora will discuss its expectations for fiscal 2027 on its fiscal fourth quarter 2026 earnings call on November 4, 2026, and remains confident in its ability to deliver continued growth in its U.S. and International Healthcare Solutions segments consistent with its long-term guidance, as communicated on its third quarter fiscal 2026 earnings call.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #16 on the Global Fortune 500 with more than $300 billion in annual revenue. Learn more at investor.cencora.com.

About American Oncology Network

American Oncology Network (AON) is an alliance of physicians and seasoned healthcare leaders partnering to ensure the long-term success and viability of community oncology and other specialties. Founded in 2018, AON’s rapidly expanding network represents more than 350 providers practicing across 21 states. AON pioneers innovative healthcare solutions through its physician-led model, fostering value-based care that improves patient outcomes while reducing costs and expanding access to quality care. AON equips its network physicians with the tools they need to thrive independently while providing comprehensive support, integrated revenue-diversifying ancillary services, and practice management expertise, enabling physicians to focus on what matters most – providing the highest standard of care for every patient. AON is committed to promoting health equity by addressing disparities in cancer care and ensuring that all patients have access to the care they need to achieve optimal health outcomes. With a focus on innovation and collaboration, AON is shaping the future of community oncology. For more information, please visit AONcology.com or follow us on LinkedIn, Facebook, X (formerly Twitter) and YouTube.

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Such forward-looking statements may include, without limitation, statements about the proposed transaction with AON (the “proposed transaction”), the expected timetable for completing the proposed transaction, the benefits of the proposed transaction, future opportunities for Cencora and AON and any other statements regarding Cencora’s or AON’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed transaction; the parties’ ability to consummate the proposed transaction when expected or at all because required regulatory, stockholder, or other approvals or other conditions to closing are not received or satisfied on the anticipated schedule or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Cencora or AON or the expected benefits of the proposed transaction); inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; Cencora’s or AON’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that Cencora may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all; the ability to promptly and effectively integrate the businesses of AON with those of Cencora; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; business disruption being greater than expected following the proposed transaction; the recruiting and retention of key employees being more difficult following the proposed transaction; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of Cencora or AON; the occurrence of any event, change, or other circumstance that could give rise to the right of Cencora or AON to terminate the definitive agreement governing the terms and conditions of the proposed transaction; the outcome of any legal proceedings that may be instituted against Cencora or AON; Cencora’s de-leveraging plans and the ability of Cencora to maintain its investment grade rating; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in Cencora’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Cencora’s filings with the SEC through the SEC website at www.sec.gov or through Cencora’s website, and Cencora strongly encourages you to do so. Except as required by applicable law, Cencora undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Cencora. Any such offer will only be made pursuant to a prospectus filed with the SEC or pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended.

SUPPLEMENTAL INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), Cencora uses the non-GAAP financial measure described below. The non-GAAP financial measure should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. This supplemental measure may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measure is presented because management uses non-GAAP financial measures to evaluate Cencora’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, Cencora believes that the presentation of the non-GAAP financial measure provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measure excludes items that management does not believe reflect Cencora’s core operating performance because such items are outside the control of Cencora or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash.

Cencora does not provide a reconciliation for this non-GAAP financial measure on a forward-looking basis to the most comparable GAAP financial measure on a forward-looking basis because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort due to the uncertainty and potential variability of reconciling items, which are out of Cencora’s control and/or cannot be reasonably predicted, and the probable significance of which cannot be determined. In addition, because Cencora’s financial closing procedures for the full-year 2026 are not yet complete, our actual results may change as a result of such financial closing procedures, final adjustments, management's review of results, and other developments that may arise between now and the time financial results for the full-year 2026 are finalized.

This press releases includes adjusted diluted earnings per share (“EPS”), which represents diluted earnings per share determined in accordance with GAAP adjusted for specific items including, the per share impact of: gains from antitrust litigation settlements; LIFO expense (credit); Türkiye highly inflationary impact; acquisition related intangibles amortization; litigation and opioid-related (credit) expenses, net; acquisition and divestiture-related deal and integration expenses; restructuring and other expenses, net; the impairment of assets, including goodwill; the remeasurement gain related to the acquisition of OneOncology; gain on equity method investment; and the gain (loss) on the currency remeasurement related to 2020 Swiss tax reform, in each case net of the tax effect calculated using the applicable effective tax rate for those items. In addition, the per share impact of certain discrete tax items and the per share impact of the amortization of deferred tax assets relating to 2020 Swiss tax reform are also excluded from adjusted diluted earnings per share. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

Contacts:	Bennett S. Murphy
Senior Vice President, Investor Relations and Enterprise Productivity
Bennett.Murphy@cencora.com

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